Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 33-56623) pertaining to the Cintas Corporation Partners' Plan,
(2)
Registration Statement (Form S-8 No. 33-23228) pertaining to the Incentive Stock Option Plan,
(3)
Registration Statement (Form S-8 No. 333-44654) pertaining to the 1999 Stock Option Plan,
(4)
Registration Statement (Form S-4 No. 333-78085),
(5)
Registration Statement (Form S-8 No. 333-1102221) pertaining to the 2003 Directors' Stock Option Plan, and
(6)
Registration Statement (Form S-8 No. 333-131375) pertaining to the 2005 Equity Compensation Plan of our reports dated July 30, 2010, with respect to the consolidated financial statements and schedule of Cintas Corporation and the effectiveness of internal control over financial reporting of Cintas Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2010.

                      /s/ Ernst & Young LLP

Cincinnati, Ohio
July 30, 2010

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